                                                                    EXHIBIT 12.1
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                                                  REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
                                                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                  (DOLLARS IN MILLIONS)

                                                   YEAR ENDED DECEMBER 31,                               SIX MONTHS ENDED JUNE 30
                         --------------------------------------------------------------------------  -------------------------------
                                                                                        PRO FORMA
                                                                                           2004
                                                                                       REFINANCING
                                                                                       TRANSACTIONS
                                                                           PRO FORMA       AND
                                                                             2004       PRO FORMA                        PRO FORMA
                                                                          REFINANCING      2005                             2005
                           2000      2001      2002       2003     2004  TRANSACTIONS  TRANSACTIONS   2004      2005    TRANSACTIONS
                         --------  --------  --------  --------- ------- ------------  ------------  ------   --------  ------------

(Loss) income from
   continuing operations
   before income taxes.. $(119.4)  $(148.2)  $(277.2)  $(153.7)  $(133.7)   $ (108.6)    $ (123.6)   $(95.2)  $(76.1)    $ (80.3)
Interest expense........   144.5     140.5     159.0     174.5     130.8       107.8        121.7      73.6     61.5        65.2
Amortization of debt
   issuance costs.......     5.6       6.2       7.7       8.9       8.2         6.1          7.2       5.1      3.3         3.8
Portion of rental
   expense deemed to
   represent interest...    10.9       9.6       9.1       9.0       6.4         6.4          6.4       3.2      2.9         2.9
                         -------   -------   -------   -------   -------    --------     --------    ------   ------     -------
Earnings (loss) before
   fixed charges........ $  41.6   $   8.1   $(101.4)  $  38.7   $  11.7    $   11.7     $   11.7    $(13.3)  $ (8.4)    $  (8.4)
                         =======   =======   =======   =======   =======    ========     ========    ======   ======     =======
Interest expense........ $ 144.5   $ 140.5   $ 159.0   $ 174.5   $ 130.8    $  107.8     $  121.7    $ 73.6   $ 61.5     $  65.2
Amortization of debt
   issuance costs.......     5.6       6.2       7.7       8.9       8.2         6.1          7.2       5.1      3.3         3.8
Portion of rental
   expense deemed to
   represent interest...    10.9       9.6       9.1       9.0       6.4         6.4          6.4       3.2      2.9         2.9
                         -------   -------   -------   -------   -------    --------     --------    ------   ------     -------
Fixed charges...........   161.0     156.3     175.8     192.4     145.4       120.3        135.3      81.9     67.7       $71.9
                         =======   =======   =======   =======   =======    ========     ========    ======   ======     =======
Ratio of earnings to
   fixed charges........     0.3x      0.1x     (0.6x )    0.2x      0.1x        0.1x         0.1x     (0.2x)   (0.1x)      (0.1x)
                         =======   =======   =======   =======   =======    ========     ========    ======   ======     =======
Deficiency of earnings
   to fixed charges..... $ 119.4   $(148.2)  $(277.2)  $(153.7)  $(133.7)   $ (108.6)    $ (123.6)   $(95.2)  $(76.1)    $ (80.3)
                         =======   =======   =======   =======   =======    ========     ========    ======   ======     =======
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